AMENDMENT NO. 9 dated as of October 9, 2009 (this “Amendment”), to the CREDIT AGREEMENT dated as of August 2, 2004, as amended pursuant to that certain Incremental Term Loan Assumption Agreement and Amendment No. 1 dated as of April 1, 2005, that certain Incremental Term Loan Assumption Agreement and Amendment No. 2 dated as of March 24, 2006, as amended as of April 21, 2006, that certain Incremental Term Loan Assumption Agreement and Amendment No. 3 dated as of June 30, 2006, that certain Amendment No. 4 dated as of February 6, 2007, that certain Amendment No. 5 dated as of September 30, 2008, that certain Amendment No. 6 dated as of July 29, 2009, that certain Amendment No. 7 dated as of September 25, 2009 and that certain Amendment No. 8 dated as of October 9, 2009 (as so amended, the “Credit Agreement”), among ALION SCIENCE AND TECHNOLOGY CORPORATION (the “Borrower”), the Subsidiary Guarantors listed on the signature pages hereto, the lenders from time to time party to the Credit Agreement (the “Lenders”) and CREDIT SUISSE (formerly known as Credit Suisse First Boston), as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent for the Lenders.

A. Pursuant to the Credit Agreement, the Lenders have extended, and have agreed to extend, credit to the Borrower.

B. The Borrower has requested certain amendments to the Credit Agreement as set forth herein, and the Lenders party hereto have agreed to such request on and subject to the terms and conditions of this Amendment.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms; Interpretation; Etc. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction set forth in Section 1.02 of the Credit Agreement shall apply equally to this Amendment. This Amendment shall be a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 2. Amendments to Credit Agreement. (a) Section 1.01 of the Credit Agreement is hereby amended as follows:

(i) The following new defined terms are inserted in the appropriate alphabetical order:

“Incremental Revolving Credit Assumption Agreement” shall mean an Incremental Revolving Credit Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Incremental Revolving Credit Lenders.

“Incremental Revolving Credit Commitment” shall mean any increased Revolving Credit Commitment provided pursuant to Section 2.24.

“Incremental Revolving Credit Lender” shall mean a Lender with an Incremental Revolving Credit Commitment.

“Incremental Revolving Loan Amount” shall mean, at any time, the excess, if any, of (a) $25,000,000 over (b) the aggregate amount of all Incremental Revolving Credit Commitments established prior to such time.

“Liquidity Condition” shall mean the effectiveness of Incremental Revolving Credit Commitments or other revolving credit commitments available to the Borrower and reasonably acceptable to the Administrative Agent such that the aggregate amount of Revolving Credit Commitments (and such other revolving credit commitments, if any) is at least $35,000,000.

“Liquidity Condition Date” shall mean February 1, 2010.

“Target Leverage Condition” shall mean, as of the Target Leverage Condition Date, that the Senior Secured Leverage Ratio is less than or equal to 2.75 to 1.00.

“Target Leverage Condition Date” shall mean June 30, 2010.

(ii) The following definitions are hereby amended and restated in their entirety as follows:

“Interest Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period payable in cash.

“Revolving Credit Maturity Date” shall mean September 30, 2010, or such later date as may be agreed to in writing by the Borrower and all the Revolving Credit Lenders.

(iii) The definition of “Loans” is hereby amended by inserting at the end thereof the words “, including any Loans made as a result of the accrual of interest paid in kind pursuant to Section 2.06(d) or (e)”.

(iv) The definition of “Revolving Credit Commitment” is hereby amended by inserting the words “or Incremental Revolving Credit Assumption Agreement” immediately after the words “Assignment and Acceptance” thereof.

(v) The definition of “Revolving Loans” is hereby amended by replacing the reference to “(a)(iii)” therein with “(c)”.

(b) Section 2.06 (Interest on Loans) is hereby amended by inserting the following new paragraphs (d) and (e) at the end thereof:

“(d) Subject to the provisions of Section 2.07, if the Borrower has not satisfied the Liquidity Condition by the Liquidity Condition Date, then, from and including the Liquidity Condition Date to but excluding the date on which the Liquidity Condition has been satisfied, all Loans outstanding under this Agreement shall accrue interest at (i) the rate otherwise applicable to such Loan pursuant to this Section 2.06 (as the same may be increased pursuant to paragraph (e) below) plus (ii) 1.00% per annum. The amount of interest accrued pursuant to clause (ii) of this paragraph (d) shall not be payable in cash but be capitalized and added to the principal amount of the Loans outstanding on each Interest Payment Date for such Loans, on the date on which the Liquidity Condition is satisfied and on the date on which such Loans are repaid or prepaid.

(e) Subject to the provisions of this Section 2.07, if the Borrower has not satisfied the Target Leverage Condition by the Target Leverage Condition Date, then, from and including October 1, 2009, to but excluding the date on which the Target Leverage Condition has been satisfied, all Loans outstanding under this Agreement shall accrue interest at (i) the rate otherwise applicable to such Loan pursuant to this Section 2.06 (as the same may be increased pursuant to paragraph (d) above) plus (ii) 1.00% per annum, increasing by 0.50% on the first day of each calendar quarter ending after the Target Leverage Condition Date if the Target Leverage Condition has not been satisfied on such date. The amount of interest accrued pursuant to clause (ii) of this paragraph (f) shall not be payable in cash but be capitalized and added to the principal amount of the Loans outstanding on each Interest Payment Date for such Loans (whether occurring prior to or after the Target Leverage Condition Date), on the date on which the Target Leverage Condition is satisfied and on the date on which such Loans are repaid or prepaid.”

(c) Section 2.23(b) (Letters of Credit) is hereby amended by replacing the reference to “$40,000,000” therein with “$20,000,000”.

(d) Section 2.24. (Increase in Term Loan Commitments) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 2.24. Incremental Commitments. (a) The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Commitments and/or Incremental Revolving Credit Commitments, in an amount not to exceed the Incremental Term Loan Amount or the Incremental Revolving Loan Amount, as applicable, from one or more Incremental Term Lenders and/or Incremental Revolving Credit Lenders, which may include any existing Lender; provided that each Incremental Term Lender and Incremental Revolving Credit Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent and, in the case of an Incremental Revolving Credit Lender, the Issuing Bank and the Swingline Lender (which approvals shall not be unreasonably withheld or delayed). Such notice shall set forth (i) the amount of the Incremental Term Commitments and/or Incremental Revolving Credit Commitments being requested (which shall be in integral multiples of $1,000,000 and a minimum amount of $5,000,000 or in an amount equal to the remaining Incremental Term Loan Amount or the Incremental Revolving Loan Amount, as applicable), (ii) the date on which such Incremental Term Commitments and/or Incremental Revolving Credit Commitments are requested to become effective (which shall not be less than 10 Business Days after the date of such notice) and (iii) in the case of Incremental Term Commitments, whether such Incremental Term Commitments are to be Term Loan Commitments or commitments to make term loans with terms different from the Term Loans (“Other Term Loans”). For the avoidance of doubt, (x) no Lender shall have any obligation to make an Incremental Term Loan or to assume an Incremental Revolving Credit Commitment and (y) no approval from the Administrative Agent or the Lenders shall be required with regard to, and neither the Administrative Agent nor any Lender shall have the right to object to, challenge or obstruct, any request by the Borrower to the Administrative Agent to arrange for the making of any Incremental Term Loan or Incremental Revolving Credit Commitment.

(b) The Borrower and each Incremental Term Lender and/or Incremental Revolving Credit Lender shall execute and deliver to the Administrative Agent an Incremental Term Loan Assumption Agreement and/or an Incremental Revolving Credit Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Commitment of such Incremental Term Lender and/or Incremental Revolving Credit Commitment of such Incremental Revolving Credit Lender. Each such agreement shall specify the terms of the Incremental Term Loans and/or Incremental Revolving Credit Commitments to be made thereunder; provided, however, that, without the prior written consent of the Required Lenders, (i) the final maturity date of any Other Term Loans shall be no earlier than (A) the final maturity date of any other Class of Term Loans and (B) if the initial yield (determined as provided below) on such Other Term Loans exceeds the Applicable Percentage then in effect for Eurodollar Term Loans of any Class, the date falling six months after the final maturity date of each such adversely affected Class; (ii) the average life to maturity of any Other Term Loans shall be no shorter than (A) the average life to maturity of any other Class of Term Loans and (B) if the initial yield (determined as provided below) on such Other Term Loans exceeds the Applicable Percentage then in effect for Eurodollar Term Loans of any Class, six months longer than the average life to maturity of each such adversely affected Class; and (iii) if the initial yield on any Other Term Loans (as determined by the Administrative Agent to be equal to the sum of (A) the margin over the Adjusted LIBO Rate applicable to the Other Term Loans and (B) if the Other Term Loans are initially made at a discount or the lenders making the same receive an “upfront” fee (as opposed to an “arrangement” or similar fee paid solely to the arranger or arrangers of such Other Term Loans) from the Borrower or any Subsidiary for doing so (the amount of such discount or fee, expressed as a percentage of the Other Term Loans, being referred to herein as “OID”), the amount of such OID divided by the lesser of (A) the average life to maturity of such Other Term Loans and (B) four) exceeds by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Yield Differential”) the Applicable Percentage for Eurodollar Term Loans of any Class, then the Applicable Percentage for each adversely affected Class of Term Loans shall automatically be increased by the Yield Differential, effective upon the making of the Other Term Loans. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Assumption Agreement or Incremental Revolving Credit Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Term Loan Assumption Agreement or Incremental Revolving Credit Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Commitment or Incremental Revolving Credit Commitment evidenced thereby and any increase to the Applicable Percentages required by the foregoing provisions of this Section 2.24(b). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld or delayed) and furnished to the other parties hereto.

(c) Notwithstanding the foregoing, no Incremental Term Commitment or Incremental Revolving Credit Commitment shall become effective under this Section 2.24 unless (i) on or before the date of such effectiveness, the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated as of such date and executed by a Financial Officer of the Borrower, (ii) the Administrative Agent shall have received (with sufficient copies for each of the Incremental Term Lenders or Incremental Revolving Credit Lenders, as the case may be) legal opinions, board resolutions and other closing certificates and documentation consistent with those delivered on the Closing Date under Section 4.02 and (iii) in the case of an Incremental Term Commitment the Borrower would be in Pro Forma Compliance after giving effect to such Incremental Term Commitment and the Loans to be made thereunder and the application of the proceeds therefrom as if made and applied on such date.

(d) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that (i) all Incremental Term Loans (other than Other Term Loans), when originally made, are included in each Borrowing of outstanding Term Loans on a pro rata basis, and (ii) all Revolving Loans in respect of Incremental Revolving Credit Commitments, when originally made, are included in each Borrowing of outstanding Revolving Loans on a pro rata basis. The Borrower agrees that Section 2.16 shall apply to any conversion of Eurodollar Loans to ABR Loans reasonably required by the Administrative Agent to effect the foregoing. In addition, to the extent any Incremental Term Loans are not Other Term Loans, the scheduled amortization payments under Section 2.11(a) required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans.”

(e) Section 3.23 (Subchapter S Corporation Status; ESOT Tax-Exempt Status.) is hereby amended by replacing the text after the heading “Section 3.23” with the words “[Reserved.]”.

(f) Section 5.05 (Litigation and Other Notices) of the Credit Agreement is hereby amended by inserting the word “and” at the end of clause (g) thereof, deleting clause (h) thereof in its entirety and designating clause (i) as clause (h).

(g) Section 5.07(b) (Maintenance of Ratings) of the Credit Agreement is hereby amended by deleting the words “use commercially reasonable efforts to” therein.

(h) The following new Sections 5.12 and 5.13 shall be inserted immediately following Section 5.11 of the Credit Agreement:

“SECTION 5.12. Board Appointment. If the Senior Secured Leverage Ratio as of September 30, 2010 is not less than or equal to 2.75 to 1.00, take all corporate action as may be required to allow the appointment to the board of directors of the Borrower a designee that may be chosen by the Administrative Agent acting at the direction of the Required Lenders, which designee (i) shall not be affiliated with any competitor of the Borrower and (ii) the election or appointment of which shall not cause the Borrower to fail to comply with the Foreign Ownership Control or Influence requirements of the United States government or any similar Federal law, rule, regulation or directive (the “Board Designee”). When the Senior Secured Leverage Ratio is greater than 2.75 to 1.00, the Board Designee shall be vested with the right to veto the following board and company actions (each, an “Action”): (a) the incurrence by the Borrower or its Subsidiaries of Indebtedness (other than (x) Indebtedness incurred in the ordinary course of business and (y) Indebtedness incurred pursuant to this Agreement), (b) any agreement providing for the merger or consolidation of the Borrower with any other person or any sale of all or any substantial part of the Equity Interests of the Borrower, or all or any substantial part of the assets of the Borrower, (c) the making of any other Asset Sale and (d) the commencement of any proceeding or the filing of any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law; provided, however, that the Board Designee shall not have the right to veto any such Action that would result in the concurrent repayment in full of all the Obligations and the termination of this Agreement in accordance with its terms. The failure to so appoint such Board Designee, if required pursuant to this Section 5.12, by November 30, 2010, shall constitute an immediate Event of Default. Notwithstanding the foregoing, the Board Designee may be removed from the board of directors of the Borrower upon the repayment in full of the Obligations and the termination of this Agreement in accordance with its terms.

SECTION 5.13. Seller Subordinated Notes. Prior to the first date for the payment of interest with respect to the Seller Subordinated Notes occurring after the effectiveness of Amendment No. 9 to this Agreement, enter into an amendment or other modification of the Seller Subordinated Notes to permit the Borrower to pay all interest accruing on the Seller Subordinated Notes prior to the 91st day after the Term Loan Maturity Date in kind rather than in cash.”

(i) Section 6.01(d) (Indebtedness) of the Credit Agreement is hereby amended by replacing the word “or” immediately after “(j)” therein with a comma and inserting the words “or (o) (solely with respect to the Seller Subordinated Notes)” immediately after “(m)” therein.

(j) Section 6.09(c) (Other Indebtedness and Agreements) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) (i)  Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any subordinated Indebtedness (other than the Mezzanine Note Redemption and other than the repayment of the Seller Subordinated Notes with the proceeds of Refinancing Indebtedness), or (ii) pay in cash any amount in respect of any Indebtedness or preferred Equity Interests that may at the obligor’s option be paid in kind or in other securities, except that in either case the Borrower may (A) pay, satisfy and discharge the Mezzanine Warrant Put Right if, when and to the extent exercised, and (B) redeem the Mezzanine Warrants.”

(k) Section 6.12 (Interest Coverage Ratio) of the Credit Agreement is hereby amended by amending and restating the table set forth therein in its entirety follows:

Period	Ratio
July 1, 2009 through March 31, 2010	1.10 to 1.00

April 1, 2010 through June 30, 2010	1.15 to 1.00

July 1, 2010 through December 31, 2010	1.25 to 1.00

Thereafter	1.35 to 1.00

(l) Section 6.13 (Maximum Senior Secured Leverage Ratio) of the Credit Agreement is hereby amended by amending and restating the table set forth therein in its entirety as follows:

Period	Ratio
July 1, 2009 through June 30, 2010	4.00 to 1.00

July 1, 2010 through December 31, 2010	3.75 to 1.00

Thereafter	3.00 to 1.00

(m) The following new Section 6.16 shall be inserted immediately following Section 6.15 of the Credit Agreement:

“SECTION 6.16. Capital Expenditures. Permit the aggregate amount of Capital Expenditures from June 30, 2009 to September 30, 2010 to exceed $8,000,000.”

(n) Section 7 (Events of Default) of the Credit Agreement is hereby amended by (i) replacing the word “or” immediately after the number “5.08” in clause (d) thereof with a comma, (ii) inserting “or 5.13” immediately after the number “5.11” in clause (d) thereof, (iii) replacing the text after clause (p) thereof with the words “[Reserved];”, (iv) inserting the word “or” at the end of clause (r) thereof, (v) deleting the word “or” at the end of clause (s) thereof and (vi) deleting clause (t) in its entirety.

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and each of the Lenders that, as of the Amendment No. 9 Effective Date and after giving effect to this Amendment:

(a) This Amendment has been duly authorized, executed and delivered by each Loan Party party hereto, and constitutes a legal, valid and binding obligation of such Loan Party in accordance with its terms. The Credit Agreement (as amended hereby) constitutes a legal, valid and binding obligation of the Borrower in accordance with its terms.

(b) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the Amendment No. 9 Effective Date with the same effect as though made on and as of the Amendment No. 9 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(c) No Default or Event of Default has occurred and is continuing.

SECTION 4. Amendment Fees. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender that executes and delivers a copy of this Amendment to the Administrative Agent (or its counsel) at or prior to 4:30 p.m., New York City time, on October 9, 2009, an amendment fee (collectively, the “Amendment Fees”) in an amount equal to 0.50% of the aggregate principal amount of the Term Loans and Revolving Credit Commitments of such Lender outstanding on such date, after giving effect to the Commitment Reduction. The Amendment Fees shall be payable in immediately available funds on, and subject to the occurrence of, the Amendment No. 9 Effective Date.

SECTION 5. Effectiveness. This Amendment shall become effective on the date (the “Amendment No. 9 Effective Date”) that the Administrative Agent shall have received (a) counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, each Subsidiary Guarantor and the Required Lenders and (b) the Amendment Fees and all fees payable to the Administrative Agent and the Lenders that are required to be paid on or before the Amendment No. 9 Effective Date in accordance with any Loan Document, including the reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under any Loan Document.

SECTION 6. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent or the Borrower under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby.

SECTION 7. Consent and Reaffirmation. Each Subsidiary Guarantor hereby consents to this Amendment and the transactions contemplated hereby, and each Loan Party hereby (a) agrees that, notwithstanding the effectiveness of this Amendment, the Guarantee and Collateral Agreement and each of the other Security Documents continue to be in full force and effect, (b) confirms its guarantee of the Obligations (with respect to each Subsidiary Guarantor) and its grant of a security interest in its assets as Collateral therefor, all as provided in the Loan Documents as originally executed and (c) acknowledges that such guarantee and/or grant continue in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement (as amended hereby) and the other Loan Documents.

SECTION 8. Expenses. The Borrower agrees to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred in connection with this Amendment in accordance with the Credit Agreement, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 10. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 11. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ALION SCIENCE AND TECHNOLOGY CORPORATION,
By
/s/ Michael J. Alber

Name: Michael J. Alber
Title: Senior Vice President, CFO and Treasurer

HUMAN FACTORS APPLICATIONS, INC.,
By
/s/ Josh Izenberg
Name: Josh Izenberg
Title: Secretary

ALION-METI CORPORATION,
By
/s/ Michael J. Alber
Name: Michael J. Alber
Title: Treasurer

ALION-CATI CORPORATION,
By
/s/ Michael J. Alber
Name: Michael J. Alber
Title: Treasurer

ALION-JJMA CORPORATION,
By
/s/ Michael J. Alber
Name: Michael J. Alber
Title: Treasurer

ALION-BMH CORPORATION,
By
/s/ Michael J. Alber
Name: Michael J. Alber
Title: Treasurer

WASHINGTON CONSULTING, INC.,
By
/s/ Michael J. Alber
Name: Michael J. Alber
Title: Treasurer

ALION-MA&D CORPORATION,
By
/s/ Michael J. Alber
Name: Michael J. Alber
Title: Treasurer

WASHINGTON CONSULTING GOVERNMENT
SERVICES, INC.,
By
/s/ Josh Izenberg
Name: Josh Izenberg
Title: Secretary
CREDIT SUISSE, CAYMAN ISLANDS BRANCH, individually as a Lender and as Administrative Agent, } By } /s/ Doreen Barr Name: Doreen Barr } Title: Vice President } By } /s/ Christopher Reo Day Name: Christopher Reo Day Title: Associate CREDIT SUISSE, CAYMAN ISLANDS BRANCH,

individually as a Lender and as
Administrative Agent,
By
/s/ Doreen Barr
Name: Doreen Barr
Title: Vice President
By
/s/ Christopher Reo Day
Name: Christopher Reo Day
Title: Associate